Exhibit 5


                TAFT, STETTINIUS & HOLLISTER
                    1800 STAR BANK CENTER
                   CINCINNATI, OHIO 45202





                       April 28, 1995



The Union Light, Heat
 & Power Company
139 East Fourth Street
Cincinnati, OH  45202

          Re:  $15,000,000 The Union Light, Heat & Power
               Company Unsecured Debt Securities
               (Shelf Registration)

Dear Sirs:

          We are acting as counsel to The Union Light, Heat &
Power Company (the "Company") in connection with the proposed shelf registration by it of $15,000,000 principal amount of its unsecured debt securities (the "Debt Securities").

          In connection therewith we have examined copies of:

          (a)  The Registration Statement on Form S-3,
including the documents incorporated therein by reference (the "Registration Statement"), being filed by the Company with the Securities and Exchange Commission (the "Commission") for the registration of the Debt Securities pursuant to the Securities Act of 1993, as amended;

          (b) the Restated Articles of Incorporation of the Company and its By-Laws as now in effect;

          (c) resolutions relating to the Debt Securities which were adopted by unanimous written consent of the Board of Directors of the Company on April 12, 1995;

          (d) the form of a proposed indenture between the Company and The Fifth Third Bank (the "Indenture"), a copy of which is being filed as an Exhibit to the Registration
Statement;

          (e) the form of the Underwriting Agreement relating to the Debt Securities, a copy of which is being filed as an Exhibit to the Registration Statement;

          (f) the proposed form of the Debt Securities, as included in the form of the proposed Indenture; and

          (g) such other opinions, documents, minutes, corporate records, certificates of public officials, certificates or representations of officers of the Company, instruments and matters relating to the authorization and issuance of the Debt Securities as we have deemed necessary.

          Based upon the foregoing, we are of the opinion that:

          (1) The Company has been duly incorporated and is validly existing in good standing under the laws of the Commonwealth of Kentucky; and

          (2)  when

                 (i)  the Company shall have duly authorized
          the creation of the Debt Securities under the Indenture, the issuance and sale of the Debt Securities, the execution and delivery of the Indenture in substantially the form of the Indenture referred to in paragraph (d) above, and shall have established the interest rate, redemption prices and other terms of the Debt Securities by resolution or supplemental indenture;

                (ii) the Company's Registration Statement, as it may be amended, shall have been declared effective by order of the Commission, and the Indenture (as supplemented by a supplemental indenture, if utilized for the Debt Securities) shall have been qualified under the Trust Indenture
          Act of 1939, as amended;

               (iii)  the Kentucky Public Service Commission
          shall have entered an appropriate order authorizing the issuance and sale of the Debt Securities;

                (iv)  the Indenture (and a supplemental
          indenture, if utilized for the Debt Securities) in substantially the form(s) authorized by the Company shall have been duly executed and delivered by the proper officers of the Company and the Trustee; and

                 (v) the Debt Securities in substantially the form of the proposed form of the Debt Securities shall have been duly executed, authenticated, issued and delivered to the underwriters thereof against payment of the purchase price therefor in accordance with the Underwriting Agreement relating to the Debt Securities, then the Debt Securities will constitute valid and binding obligations of the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus comprising a part of the Registration Statement, to the use of our name under the captions "Statement Concerning Experts" and "Legal Opinions" in that Prospectus, and to the incorporation into the Prospectus by reference of the statements as to matters of law and legal conclusions reviewed by us and referred to under said caption "Statement Concerning Experts".

                              Very truly yours,

                              /s/ TAFT, STETTINIUS & HOLLISTER